Exhibit 99.1

Homology Medicines Appoints Alise Reicin, M.D., to the Board of Directors

- Celgene Executive with Early- and Late-Stage Global Clinical Development Experience Joins as Homology Advances Lead Gene Therapy Program for PKU Through the Clinic -

BEDFORD, Mass., July 15, 2019 – Homology Medicines, Inc. (Nasdaq: FIXX), a genetic medicines company, announced today that Alise Reicin, M.D., has been appointed to its Board of Directors. Dr. Reicin is the President, Global Clinical Development at Celgene Corporation where she is responsible for mid- to late-stage clinical development across Celgene’s portfolio and is a member of the company’s Executive Committee. Dr. Reicin’s industry experience spans more than 25 years with leadership roles at Merck and Merck KGaA’s biopharmaceutical business, EMD Serono. Among her many accomplishments in directing initial clinical development and regulatory filings worldwide, Dr. Reicin’s leadership contributed to the first approval of KEYTRUDA® in the United States.

“Alise’s appointment to Homology’s Board is timely, given our recent transition to a clinical stage company that just initiated a Phase 1/2 gene therapy trial,” said Arthur Tzianabos, Ph.D., President and Chief Executive Officer of Homology Medicines. “We very much welcome Alise and her many years of experience leading global clinical development, clinical operations, biostatistics, program leadership and management that will help guide the advancement of our dual gene therapy and editing platform to help patients with rare genetic diseases.”

Prior to her role at Celgene, Dr. Reicin was the Senior Vice President, Head of Global Clinical Development at EMD Serono where she led both early and late clinical development across their entire portfolio. Prior to EMD Serono, she was Vice President, Project and Pipeline Leadership, Oncology Franchise at Merck. In this role, she directed the PD-1 program, including initial global clinical development and regulatory activities, and established early- and late-stage development plans in multiple indications across oncology. Earlier at Merck, Dr. Reicin held roles of increasing responsibility in research and development, including her tenure as the Head of a Transformational Task Force for late clinical development. Prior to Merck, she was on the faculty at Columbia Medical School and a physician and researcher at Columbia Presbyterian Hospital in New York. Dr. Reicin has a medical degree from Harvard Medical School, where she was enrolled in the Health Sciences and Technology program with Massachusetts Institute of Technology (MIT), and a bachelor’s degree in Biochemistry from Barnard College of Columbia University.

“I was looking for an opportunity to join the board of a company on the cusp of establishing clinical proof of concept for a technology that could help usher in a new era in medicine,” said Alise Reicin, M.D., President, Global Clinical Development at Celgene Corporation. “I believe that Homology meets this profile based on its approach to developing genetic medicines that provide a distinct and strategic advantage over other modalities, and I am eager to work with management and the Board to maximize the value of this platform.”

The Company also announced that Cameron Wheeler, Ph.D., Partner at Deerfield and a member of Homology’s Board since 2017, has stepped down from the Board.

Commenting on Dr. Wheeler’s departure, Dr. Tzianabos said, “We would like to thank Cam for his guidance and continued support of Homology from its inception and rapid progression to a clinical stage company in just over three years.”

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc.

About the pheNIX Phase 1/2 Clinical Study in PKU

Homology’s proprietary suite of human hematopoietic stem cell-derived adeno-associated virus vectors (AAVHSCs) are designed to deliver a functional copy of the phenylalanine hydroxylase (PAH) gene to the liver cells, where there is a missing or mutated PAH gene. This in vivo gene therapy approach is intended to enable the production of the PAH enzyme responsible for metabolizing Phe. People with PKU are not able to metabolize Phe properly, resulting in significantly elevated and potentially toxic levels of Phe, and if left untreated, PKU can lead to severe neurological impairment. Phe reduction is an established clinical endpoint for PKU registrational trials. Homology is conducting a Phase 1/2 gene therapy study of HMI-102 in adults with PKU, called pheNIX. Additional information about the pheNIX study can be found at www.clinicaltrials.gov.

About Homology Medicines, Inc.

Homology Medicines, Inc. is a genetic medicines company dedicated to transforming the lives of patients suffering from rare genetic diseases with significant unmet medical needs by curing the underlying cause of the disease. Homology’s proprietary platform is designed to utilize its human hematopoietic stem cell-derived adeno-associated virus vectors (AAVHSCs) to precisely and efficiently deliver genetic medicines in vivo either through a gene therapy or nuclease-free gene editing modality across a broad range of genetic disorders. Homology has a management team with a successful track record of discovering, developing and commercializing therapeutics with a particular focus on rare diseases, and intellectual property covering its suite of 15 AAVHSCs. Homology believes that its compelling preclinical data, scientific expertise, product development strategy, manufacturing capabilities and intellectual property position it as a leader in the development of genetic medicines. For more information, please visit www.homologymedicines.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; advancing our novel platform and pipeline; our goal of delivering potential cures to patients; beliefs about preclinical data; and our position as a leader in the development of genetic medicines. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have and expect to continue to incur significant losses; our need for additional funding, which may not be available; failure to identify additional product candidates and develop or commercialize marketable products; the early stage of our development efforts; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the capabilities and potential expansion of our manufacturing facility; risks relating to the regulatory approval process; our product candidates may cause serious adverse side effects; inability to maintain our collaborations, or the failure of these collaborations; our reliance on third parties; effects of significant competition; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; and risks relating to intellectual property. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact

Theresa McNeely

SVP, Corporate Communications & Patient Advocacy

tmcneely@homologymedicines.com

781-301-7277

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